Exhibit 21.1

HF FOODS GROUP INC.

Subsidiaries

Entity Name	State of Incorporation	Other Names under which Company Does Business
HF Group Holding Corp.	Delaware
Han Feng, Inc.	North Carolina
Morning First Delivery, Inc.	North Carolina
R&N Holdings, LLC	North Carolina
R&N Charlotte, LLC	North Carolina
Chinesetg, Inc.	New York
HG Realty, LLC	Georgia
New Southern Food Distributors, Inc.	Florida
B&B Trucking Services, Inc.	Florida
Asahi Food, Inc	Colorado
HF Foods Industrial, Inc.	North Carolina	HF Foods Industrial, L.L.C.
273 Fifth Avenue, L.L.C.	Delaware
B&R Global Holdings, Inc.	Delaware
B&R Group Logistics Holding LLC	Delaware
B&R Group Realty Holding LLC	Delaware
B & L Trading, LLC	Washington	Big Sea Trading; Long Chang International Trading; Royal Food Wholesale
Capital Trading, LLC	Utah	Great Wall Seafood Trading, LLC; Big Sea Trading, LLC
Great Wall Seafood LA, LLC	California
Mountain Food, LLC	Colorado
Ocean West Food Services, LLC	California	West Coast Trading
R & C Trading, L.L.C.	Arizona	Great Wall Seafood AZ
Rongcheng Trading, LLC	California	Always Best; BaoLee Trading; West Coast Food Wholesale
Win Woo Trading, LLC	California	T&G Group; Harvest Food Trading; New Berry Trading
Min Food, Inc.	California	Young’s Food Wholesale; Grand Food; B&L Trading
Monterey Food Service, LLC	California
Irwindale Poultry, LLC	California
KYL Group, Inc.	Nevada
American Fortune Foods, Inc.	California
Happy FM Group, Inc.	California
GM Food Supplies, Inc.	California
Lin’s Distribution Inc, Inc.	Utah
Lin’s Farms, LLC	Utah
Golden Well, Inc.	California
Kami Trading, Inc.	California

Entity Name	State of Incorporation	Other Names under which Company Does Business
Royal Trucking Services, Inc.	Washington
Royal Service, Inc.	Oregon
MF Food Services, Inc.	California
B&R Realty, LLC	California
Lucky Realty, LLC	California
Genstar Realty, LLC	California
Murray Properties, LLC	Utah
Fortune Liberty, LLC	Utah
Lenfa Food, LLC	Colorado
A & Kie, LLC	Arizona
Big Sea Realty, LLC	Washington
Great Wall Seafood IL, LLC	Illinois
Great Wall Seafood TX, LLC	Texas
Great Wall Seafood VA, LLC	Virginia

Dissolved subsidiaries:

Entity Name	State of Incorporation	Other Names under which Company Does Business
Hardin St Properties, LLC	Montana
Hayward Trucking, Inc.	California
Kirnland Food Distribution, Inc.	Georgia
Truse Trucking, Inc.	North Carolina
R&N Lexington, LLC	North Carolina
Kirnsway Manufacturing, Inc.	North Carolina
Best Choice Trucking, LLC	California
New Berry Trading, LLC	California
Yi Z Service, LLC	California
Fuso Trucking Corp.*	California
Hayward Realty, LLC	California
*FUSO Trucking Corp. was considered a variable interest entity (“VIE”) under U.S. GAAP.